Exhibit 99.1

FOR IMMEDIATE RELEASE

Cell Genesys Announces Sale of Lentiviral Gene Delivery Technology for $12 Million

SOUTH SAN FRANCISCO, Calif. and GREENWICH, Conn., December 20, 2007—Cell Genesys, Inc. (Nasdaq: CEGE) and GBP IP, LLC, an affiliate of GBP Capital, the majority shareholder in privately held Lentigen Corporation, today announced that the two companies have entered into an asset sale agreement relating to Cell Genesys’ lentiviral gene delivery technology, commonly referred to as lentiviral vectors. Pursuant to the agreement, Cell Genesys has received a payment of $12 million from GBP IP, LLC in exchange for all intellectual property and previously established licensing agreements relating to its lentiviral gene delivery technology. Cell Genesys will retain rights to use the technology for research and development purposes, including potential future use with cancer immunotherapy products.

“We are pleased to have entered into this agreement with GBP IP, LLC and Lentigen, a leader in the field of lentiviral gene delivery technology, and wish them every success in the further development of this important technology,” stated Robert Tidwell, senior vice president of corporate development at Cell Genesys. “This agreement reflects Cell Genesys’ ongoing commitment and ability to leverage its non-core business assets and in so doing build shareholder value.”

Over the years, Cell Genesys has successfully leveraged its non-core business assets through strategic spin outs and outlicensing agreements. In 1996, Cell Genesys spun out its antibody technology creating Abgenix, a company that was acquired in 2005 by Amgen for approximately $2.6 billion. In 2001, Cell Genesys launched Ceregene, a privately held company that is focused on developing gene therapies for neurodegenerative disorders. Cell Genesys currently holds approximately 16 percent ownership in Ceregene. In addition, Cell Genesys has outlicensed various non-core technologies including other gene delivery technology and gene activation technology resulting in over $60 million in non-dilutive financing.

“We are pleased to initiate the intellectual property portfolio of GBP IP with this premiere set of lentiviral vector intellectual property assets from Cell Genesys,” commented GBP Capital’s managing partner, Dr. Douglas Lind. “Cell Genesys has been at the forefront of lentiviral vector technology development. This technology shows great promise to impact the fields of vaccine manufacturing, protein production, cell and gene therapy, and RNA interference.”

Management of the portfolio, including patent prosecution and license management, has been assigned to Lentigen Corporation.  Dr. Lind further added, “Lentigen’s technical prominence in the field and its collaborative business strategy make it well suited to rapidly leverage the value of the Cell Genesys portfolio.”  Parties with interest in further information may contact Dr. Greg Feulner at Lentigen as noted below.

“We are delighted that Lentigen will be able to develop and commercialize Cell Genesys’ lentiviral vector IP estate,” commented Lentigen’s Founder and CEO Dr. Boro Dropulic. “Lentiviral vector technology has enormous potential as research and drug discovery tools, a manufacturing platform for biologics, and for the development of novel genetic therapies.  We intend to develop this technology in each of these areas in collaboration with our existing and future partners.”  Dr. Dropulic further added, “With this acquisition GBP Capital continues to demonstrate remarkable vision and commitment to the future of cell and gene therapy.”

About Lentiviral Vectors
Lentiviral vectors are modified viruses that are used to transfer a therapeutic gene into a target cell, either ex vivo or in vivo. In preclinical studies, lentivirus vectors developed by Cell Genesys, have demonstrated safe, efficient and long-lasting gene transfer into a variety of human cells including both dividing and non-dividing cells such as nerve, liver, muscle and bone marrow stem cells. Lentiviral vectors, which are more efficient at targeting non-dividing cells than traditional retroviral vectors, have a larger gene delivery capacity than certain other gene delivery vectors and therefore hold the potential to be used to deliver a wider range of therapeutic genes.

About Cell Genesys
Cell Genesys is focused on the development and commercialization of novel biological therapies for patients with cancer. The company is currently pursuing two clinical stage product platforms – GVAX™ cancer immunotherapies and oncolytic virus therapies. Ongoing clinical trials include Phase 3 trials of GVAX immunotherapy for prostate cancer, Phase 2 trials of GVAX immunotherapies for pancreatic cancer and for leukemia, and a Phase 1 trial of CG0070 oncolytic virus therapy for bladder cancer. Cell Genesys is headquartered in South San Francisco, CA and has its principal manufacturing operation in Hayward, CA. For additional information, please visit the company’s website at www.cellgenesys.com.

About Lentigen Corporation
Lentigen Corporation is a privately owned biotechnology company focused on the development of lentiviral vectors using its proprietary gene delivery technology for a wide range of applications in biotechnology and medicine. Lentiviral vectors are highly adapted delivery vehicles that can transport genes or gene silencing sequences into cells with high efficiency and stability. Lentigen is positioning itself to become the leading company for the development of Lentiviral vector technology. For further information, visit www.lentigen.com

About GBP Capital
GBP Capital is a Greenwich, CT based private equity firm founded in early 2005 by David S. Wetherell, founder and former CEO of CMGI and innovator in the technology and Internet industries. GBP Capital’s mission is to improve the human condition by providing venture funding and assistance to the most promising early to mid-stage life science companies.  GBP targets companies with novel approaches to diagnostics, therapeutics, and medical devices that will change the face of healthcare innovation in the future.  For additional information, please visit the company’s website at www.gbpcap.com .

About GBP IP, LLC
GBP IP, LLC is the privately held intellectual property affiliate of GBP Capital.

Cell Genesys Forward-looking Statement

Statements made herein about the company, other than statements of historical fact, including statements about the company’s progress, results and timing of clinical trials and preclinical programs and the nature of product pipelines are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the success of clinical trials and research and development programs, regulatory requirements and the regulatory approval process for clinical trials, manufacture and commercialization of the company’s products, competitive technologies and products, patents, the need for and reliance on partnerships with third parties, and the need for additional financings. For information about these and other risks which may affect Cell Genesys, please see the company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 1, 2007 as well as Cell Genesys’ reports on Form 10-Q and 8-K and other reports filed from time to time with the Securities and Exchange Commission. The company assumes no obligation to update the forward-looking information in this press release.

Contact for Cell Genesys:
Susan Ferris
Investor Relations
650-266-3200

Contact for Lentigen:
Greg Feulner, J.D., Ph.D.
Vice President of Business Development
1450 South Rolling Road
Baltimore, MD 21227
443-543-5318
greg.feulner@lentigen.com

Media Contact:
Richard Lewis Communications, Inc.
35 W. 35th St.
Suite 505
New York, NY 10001
212-827-0020
Greg Tiberend: gtiberend@rlcinc.com
Meghan Feeks: mfeeks@rlcinc.com

Contact for GBP Capital:
Douglas D. Lind, MD
Managing Partner
GBP Capital
537 Steamboat Rd., Suite 200
Greenwich, CT 06830
203-769-2348
DLind@gbpcap.com
www.gbpcap.com

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